UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) June 24, 2002

Commission File Number 000-31283

PECO II, INC.
(Exact name of registrant as specified in its charter)

OHIO	34-1605456
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)
1376 STATE ROUTE 598, GALION, OHIO	44833
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (419) 468-7600

Item 4.    Changes in Registrant’s Certifying Accountant.

On June 24, 2002, the Board of Directors of PECO II, Inc. (the Company), adopted the recommendation of its Audit Committee that Arthur Andersen LLP (“Andersen”) be dismissed as the Company’s auditors and to appoint Grant Thornton LLP be to serve as the Company’s independent public accountants.

Andersen’s reports on PECO II’s consolidated financial statements for each of the years ended December 31, 2001 and 2000 contained no adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles.

During the years ended December 31, 2001 and 2000 and through the date of this Form 8-K, there were no disagreements with Andersen on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to Andersen’s satisfaction, would have caused them to make reference to the subject matter in connection with their report on the Company’s consolidated financial statements for such years; and there were no reportable events as defined in Item 304 (a) (1) (v) of Regulation S-K.

The Company provided Andersen with a copy of the foregoing disclosures. Attached, as Exhibit 16.1 is a copy of Andersen’s letter, dated June 24, 2002, stating that it found no basis for disagreement with such statements.

During the Company’s two most recent fiscal years and through the date of this Form 8-K, the Company did not consult with Grant Thornton LLP with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, or any other matters or reportable events listed in Items 304 (a) (2) (i) and (ii) of Regulation S-K.

Item 7.     Financial Statements and Exhibits

(c)    Exhibits

Exhibit No.	Exhibit

16.1	Letter from Arthur Andersen LLP to the Securities and Exchange Commission dated June 24, 2002

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PECO II, INC.

By:	/s/ JOHN C. MAAG
John C. Maag
Chief Financial Officer and Treasurer

Date: June 24, 2002

2